CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Aaron Rents, inc. 1996 Stock Option and Incentive Award Plan of our report dated March 14, 1997, with respect to the consolidated financial statements of Aaron Rents, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


     /s/ ERNST & YOUNG LLP

Atlanta, Georgia
August 11, 1997